CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Additional Service Providers-Auditors" in the Registration Statement on Form N-1A of Hillview/REMS Leveraged REIT Fund (the "fund").


PricewaterhouseCoopers LLP

Philadelphia, PA
December 11, 2002